EXHIBIT i77 TO FORM N-SAR

Registrant Name: Vanguard Fenway Funds
File Number: 811-5445
Registrant CIK Number: 0000826473


     Effective December 9, 2004, the Fenway Funds launched a new fund--Vanguard PRIMECAP Core Fund to be managed by PRIMECAP Management Company.

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